Exhibit 10.1

LICENSING AGREEMENT AMENDMENT

This Amendment Agreement is made and entered into effective as of the 15th day of January, 2007, between GOLDEN CENTURY TECHNOLOGIES CORPORATION, a corporation incorporated under the laws of Delaware with its offices located at 1027 Pandora Avenue, Victoria, British Columbia, Canada V7M 2T1, (the "Company") and COLO-MAJIC LINERS, INC., a corporation incorporated under the laws of British Columbia with its offices located at 2-1752 Mahon Avenue, North Vancouver, British Columbia, Canada V7M 2T1 (the “Colo-Majic”).

WHEREAS:

1.	The parties entered into a Licensing, Production and Distribution agreement dated September 28, 2006, that both parties agree to amend.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	The following Territories are hereby added to the Schedule A of September 28, 2006, licensing, production and distribution agreement:

	1)	Hong Kong, Taiwan and Macau; and

	2)	Middle East areas, including but not limited to, the United Arab Emirates, Saudi Arabia, Turkey, Egypt, Yemen, Oman, Israel, Iraq, Iran, Bahrain Quatar and Jordan.

2.	This Agreement is to be considered a part of the Original Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

GOLDEN CENTURY TECHNOLOGIES	COLO-MAJIC LINERS, INC.
CORPORATION

/s/ Hong Yang	/s/ Douglas H. Wolrich
Hong Yang, President & Director	Douglas H. Wolrich, President